Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45152) pertaining to the Horace Mann Supplemental Retirement and Savings Plan and in the related Prospectus of our report dated May 7, 2004 with respect to the financial statements and supplemental schedule of the Horace Mann Supplemental Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
June 24, 2004